SHARE PURCHASE AGREEMENT

     THIS SHARE PURCHASE AGREEMENT, (hereinafter the "Agreement") is made and entered into this 28th day of July, 2004 by and between Brad Rudover, Businessman, of the Bellingham, Washington (the "Acquiror"), on the one hand, and Second Stage Ventures, Inc., Nevada corporation (the "Company"), on the other hand.

                                    RECITALS

     WHEREAS, pursuant to the terms of an Asset Purchase Agreement dated April 16th, 2004 between the Company and both Encapsulation Systems Inc. and Echo RX, Inc., the Company has acquired certain patents pending and other intellectual property rights relating to a drug delivery device referred to as a "transdermal patch";

     AND WHEREAS, management of the Company wishes to focus the Company's resources on the development and marketing of the transdermal patch;


     AND WHEREAS, the Company is the registered owner of 200 common shares representing 100% of the issued and outstanding capital stock of Easytrivia.com, Inc. ("Easytrivia"), a Nevada corporation is involved in the development of internet-based entertainment websites that feature a trivia game show format;

     AND WHEREAS, Acquiror desires to acquire from the Company all of the issued and outstanding shares of Easytrivia's capital stock, aggregating 200 shares of common stock, solely in exchange for payment of the sum of $200:

     WHEREAS, the board of directors of the Company has approved and adopted this Agreement,

     NOW, THEREFORE, in consideration of the premises and mutual representations, warranties and covenants herein contained, the parties hereby agree as follows:


                                    ARTICLE I
                       ACQUISITION AND EXCHANGE OF SHARES

SECTION 1.1. The Agreement. The parties hereby agree that Acquiror will acquire from the Company all of the issued and outstanding shares of the Easytrivia's common stock, preferred stock and/or other securities ("the Easytrivia Stock"), aggregating 200 shares of the common stock of the Easytivia, solely in consideration for payment by the Acquiror of the sum of $200 to the Company.


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SECTION 1.2. Documents Delivered Herewith. The parties are herewith delivering the following:

     (a) The Company is delivering to Acquiror stock certificates representing all of the issued and outstanding shares of Easytrivia's capital stock, duly endorsed by the Company, so as to make Acquiror the holder thereof, free and clear of all claims and encumbrances;

     (b) Acquiror is delivering to the Company a bank draft in favor of the Company in the amount of $200.

SECTION 1.3. Further Assurances. After the Closing, the Company shall from time to time, at the request of Acquiror and without further cost or expense to Acquiror, execute and deliver such other instruments of conveyance and transfer and take such other actions as Acquiror may reasonably request, in order to more effectively consummate the transactions contemplated hereby and to vest in Acquiror good and marketable title to the shares being acquired hereunder


                                   ARTICLE II
                    REPRESENTATIONS AND WARRANTIES OF COMPANY

     The Company hereby represents, warrants and agrees that:

SECTION 2.1. Organization, Good Standing and Corporate Power of Company. Company is a corporation duly organized, validly existing and presently in good standing under the laws of the State of Nevada, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which such qualification is necessary, and has the corporate power and authority to own its properties and assets and to transact the business in which it is engaged.

SECTION 2.2. Tax Returns and Payments. Company has filed and caused Easytrivia to file with the appropriate governmental authority, all tax returns, whether based upon income, sales or franchise, as required by law to be filed on or before the date of this Agreement, and Company and Easytrivia have paid all taxes to be due on said returns, any assessments made respectively against Company and Easytrivia and all other taxes, fees and similar charges imposed on Company and Easytrivia by any governmental authority. No tax liens have been filed and no claims are being assessed and no returns are under audit with respect to any such taxes, fees or other similar charges.

SECTION 2.3. Compliance with Law and Government Regulations. Company and Easytrivia are in compliance with and is not in violation of applicable federal, state, local or foreign statutes, laws and regulations (including without limitation, any applicable building, zoning or other law, ordinance or regulation) affecting its properties or the operation of its business. Neither Company nor Easytrivia is subject to any order, decree, judgment or other sanction of any court, administrative agency or other tribunal.


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SECTION 2.4. Litigation. There is no material litigation, arbitration, proceeding or investigation pending or threatened to which Company is a party or which may result in any material adverse change in the business or condition, financial or otherwise, of Company or in any of its properties or assets, or which might result in any liability on the part of Company, or which questions the validity of this Agreement or of any action taken or to be taken pursuant to or in connection with the provisions of this Agreement and, to the best knowledge of Company, there is no basis for any such litigation, arbitration, proceeding or investigation.

SECTION 2.5. Environmental Matters. There are no actions, proceedings or investigations pending or, to Company's best knowledge after making appropriate investigation, threatened before any federal or state environmental regulatory body, or before any federal or state court, alleging noncompliance by Company with the Comprehensive Environmental Response, Compensation and Liability Act of 1990 ("CERCLA") or any other Environmental Laws. To Company's best knowledge after due investigation: (a) there is no reasonable basis for the institution of any action, proceeding or investigation against Company under any Environmental Law; (b) Company is not responsible under any Environmental Law for any release by any person at or in the vicinity of real property of any hazardous substance (as defined by CERCLA), caused by the spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of any such hazardous substance into the environment; (c) Company is not responsible for any costs of any remedial action required by virtue of any release of any toxic or hazardous substance, pollutant or contaminant into the environment including, without limitation, costs arising from security fencing, alternative water supplies, temporary evacuation and housing and other emergency assistance undertaken by any environmental regulatory body; (d) Company is in material compliance with all applicable Environmental Laws; and (e) no real property used, owned, managed or controlled by Company contains any toxic or hazardous substance including, without limitation, any asbestos, PCBs or petroleum products or byproducts in any form, the presence, location or condition of which (i) violates any Environmental Law, or (ii) cannot be cleaned by ordinary reclamation procedures customary in the oil and gas industry. For purposes of this Agreement, "Environmental Laws" will mean any federal, state, local or municipal statute, ordinance or regulation, or order, ruling or other decision of any court, administrative agency or other governmental authority pertaining to the release of hazardous substances (as defined in CERCLA) into the environment.

SECTION 2.6. Governmental Consent. No notices, reports or other filings are required to be made nor are any consents, registrations, approvals, permits, authorizations or designations required to be obtained by Company from any court, governmental or regulatory authority, agency, commission, body or other governmental entity, in connection with the execution and delivery of this Agreement by Company or the carrying out and consummation of any transactions contemplated hereby, except those that the failure to make or obtain are not, individually or in the aggregate, reasonably


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likely to have a material adverse effect or prevent, materially delay or materially impair the ability of Company to consummate the transactions contemplated by this Agreement.

SECTION 2.7. Corporate Authority. Company has all requisite corporate power and authority and has taken all corporate actions necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated herein, including obtaining the approval of this Agreement by its Board of Directors and by the written consent of the holders of a majority of the outstanding shares of capital stock of Company. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance by Company with the provisions hereof will not:

     (a) Conflict with or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Company under, any of the terms, conditions or provisions of the Articles of Incorporation or By-Laws of Company, or any note, bond, mortgage, indenture, license, lease, agreement or any instrument or obligation to which Company is a party or by which it is bound; or

     (b) Violate any order, writ, injunction, decree, statute, rule or regulation applicable to Company or any of its properties or assets. Assuming due execution and delivery by the parties hereto, this Agreement is the valid and binding agreement of Company enforceable against Company in accordance with its respective terms, except as such enforceability may be limited by applicable bankruptcy laws or creditors' rights generally or by general principles of equity.

SECTION 2.8. Legal Proceedings and History. Company hereby represents that, unless otherwise disclosed herein or by a written attachment hereto, no officer, director or affiliate of Company, will have been, within the past five years; a party to any bankruptcy petition against such person or against any business of which such person was affiliated; convicted in a criminal proceeding or subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting their involvement in any type of business, securities or banking activities; or found by a court of competent jurisdiction in a civil action, by the Securities Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

SECTION 2.9. Ownership of Shares. Company has full power and authority to transfer the Easytrivia Stock to Acquiror as provided for herein, and such shares are free and clear of any liens, charges, mortgages, pledges or encumbrances and such shares are not subject to any claims as to the ownership thereof, or any rights, powers or interest therein, by any third party.

SECTION 2.10. Tax Issues. Company has not taken any action or failed to take any action which action or failure would reasonably be expected to jeopardize the sale of Easytrivia as anticipated herein.

SECTION 2.11. Accuracy of Information Furnished. No representation, statement, or information contained in this Agreement (including the schedules) or any contract or document executed in connection herewith or delivered pursuant hereto, or thereto or made available or furnished to the Acquiror or its representatives by Company or its representatives contains any untrue statement of a material fact, or omits any material fact necessary to make the information contained therein not misleading. Company has provided (or caused to be provided) to Acquiror correct and complete copies of all documents listed or described in the Schedules provided by Company hereunder.


                                   ARTICLE III
                              ADDITIONAL AGREEMENTS

SECTION 3.1. Expenses. All costs and expenses incurred in connection with this Agreement and the transaction contemplated hereby, will be paid by the party incurring such expense or as otherwise agreed to herein.

SECTION 3.2. Necessary Actions. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. In the event at any time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement, the proper executive officers and/or directors of the Company or the Acquiror in his personal capacity, as the case may be, will take all such necessary action.

SECTION 3.3. Confidentiality. All parties hereto agree to keep confidential this Agreement and all information and documents relating to this Agreement until such time as the Agreement and the transactions contemplated hereunder are made public by means of an appropriate press release or by any other means reasonably assured to make such information publicly available.


                                   ARTICLE IV
                                  MISCELLANEOUS

SECTION 4.1. Notices. Any notice to any party hereto pursuant to this Agreement will be in writing and given by Certified or Registered Mail or by facsimile, addressed as follows:

                    Second Stage Ventures Inc.
                    10616 Eagle Nest Street,
                    Las Vegas, NV   89141

                    Fax:  (702) 263-8102

        Copy to:    Ruffa & Ruffa,
                    150 East 58th Street,
                    New York, New York   10155

                    Fax:  (212)  759-7696


                    Brad  Rudover,
                    107-114 West magnolia Street, Suite 400,
                    Bellingham, Washington   98225

                    Fax:  (604) 612-0986



     Additional notices are to be given as to each party, at such other address as should be designated in writing complying as to delivery with the terms of this Section 5.1. All such notices will be effective when received.

SECTION 4.2. No Personal Liability. This Agreement will not create or be deemed to create any personal liability or obligation on the part of any direct or indirect shareholder of Acquiror, the Company, or any of their respective officers, directors, employees, agents or representative.

SECTION 4.3. Parties in Interest. This Agreement will inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns. Nothing in this Agreement is intended to confer, expressly or by implication, upon any other person any rights or remedies under or by reason of this Agreement.

SECTION 4.4. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all together will constitute one document. The delivery by facsimile of an executed counterpart of this Agreement will be deemed to be an original and will have the full force and effect of an original executed copy.

SECTION 4.5. Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision hereof will not affect the validity or enforceability of any of the other provisions hereof. If any provisions of this Agreement, or the application thereof to any person or any circumstance, is illegal, invalid or unenforceable, (a) a suitable and equitable provision will be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision, and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances will not be affected by such invalidity or unenforceability, nor will such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

SECTION 4.6. Headings. The Article and Section headings are provided herein for convenience of reference only and do not constitute a part of this Agreement and will not be deemed to limit or otherwise affect any of the provisions hereof.

SECTION 4.7. Governing Law. This Agreement will be deemed to be made in and in all respects will be interpreted, construed and governed by and in accordance with the law of the State of Nevada without regard to the conflict of law principles thereof.

SECTION 4.8. Survival of Representations and Warranties. All terms, conditions, representations and warranties set forth in this Agreement or in any instrument, certificate, opinion, or other writing providing for in it, will survive the Closing and the delivery of the Easytrivia Stock to Acquiror at the Closing for a period of one year after Closing, regardless of any investigation made by or on behalf of any of the parties hereto.

SECTION 4.9. Assignability. This Agreement will not be assignable by operation of law or otherwise and any attempted assignment of this Agreement in violation of this subsection will be void.

SECTION 4.10. Amendment. This Agreement may be amended with the approval of Acquiror and the board of directors of the Company at any time before or after approval thereof by Acquiror and the shareholders of Company, if required; but after such approval, if required, no amendment will be made which substantially and adversely changes the terms hereof. This Agreement may not be amended except by an instrument, in writing, signed on behalf of each of the parties hereto.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement in a manner legally binding upon them as of the date first above written.


                                     SECOND STAGE VENTURES INC.


                                     By:
                                        ----------------------------------------


     ----------------------             ----------------------------------------
          Witness                               BRAD RUDOVER


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